UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)
of the Securities Exchange Act of 1934

Filed by the Registrant	[ X]
Filed by a Party other than the Registrant	[ ]
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[ ] Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission only (as permitted by Rule 14a-6(e)(2))
[ ] Definitive Proxy Statement
[ X] Definitive Additional Materials
[ ] Soliciting Material pursuant to §240.14a-12

EQT Corporation

(Name of Registrant as Specified In Its Charter)

N/A

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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EQT Corporation :: Annual Proxy Mailing and Meeting of Shareholders

:: a memo on behalf of Nicole King Yohe, EQT Corporate Secretary

This is a reminder for all EQT employees about our 2016 proxy materials and upcoming annual shareholder meeting which will be held on Wednesday, April 20, 2016 at EQT Plaza.

:: 2016 Proxy Mailing

Who receives annual proxy materials?

All shareholders of a company receive proxy materials annually.  In our case, shareholders of record, employees who participate in the EQT 401(k) plan and have an EQT stock account, and employees who hold EQT restricted shares will receive (or have received) EQT’s 2016 proxy materials via standard mail.  Shareholders owning EQT stock through an individual bank or broker (including participants in EQT’s employee stock purchase plan) may receive a full set of these materials via standard mail – or – receive a notice either electronically or via standard mail regarding the availability of proxy materials. If you fall within one of those recipient groups, when you receive the notice, do not delete or throw it away; the notice contains important instructions for accessing the proxy materials and voting your shares.

What information is contained in the proxy statement?

A company’s annual proxy statement contains important company and/or shareholder proposals for which votes are needed in order to be passed. As a shareholder, your vote is always important. Shareholders cast their votes on the proposals at the annual meeting by voting either in person or by proxy. Shareholder voting is the primary means by which shareholders can influence a company’s operations, its corporate governance, and even matters of corporate social responsibility.

This year’s EQT proxy statement contains four EQT proposals that our Board urges you to vote FOR:

1)             The election of ten members of the board of directors, each for a one-year term expiring at EQT’s 2017 annual meeting of shareholders

2)             The approval of a non-binding resolution regarding the compensation of EQT’s named executive officers for 2015 (Say-on-Pay)

3)             The approval of EQT’s 2016 Executive Short-Term Incentive Plan

4)             The ratification of the appointment of EQT’s independent registered public accounting firm for 2016

The Board urges you to vote FOR proposals 1, 2, 3 and 4 on your proxy/direction card. You can read more about each proposal in EQT’s 2016 proxy statement.

What actions are required?

Please vote promptly via each of your proxy and/or direction cards.  Voting can be done via the Internet, telephone, or by signing, dating, and returning the cards in the envelopes provided.

:: 2016 Annual Meeting of Shareholders

EQT’s Annual Meeting of Shareholders will be held on Wednesday, April 20, 2016 at EQT Plaza.  Although a large number of employees are shareholders, it’s very important that we maintain safe, efficient operations; therefore, we are unable to invite all employees to attend the annual meeting. Employees who are specifically requested by Dave Porges to be present at the meeting will be authorized to attend. Others who wish to attend must record the time as a vacation day.

If you have any questions, please call Nicole King Yohe, EQT’s Corporate Secretary at (412) 553-5891.

Managers, please post this memo in a prominent location for the benefit of employees who cannot easily access email or Knowledge Center.